Exhibit 99.3

Omnetics Connector Corporation

Table of Contents

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheet	1
Condensed Consolidated Statement of Operations and Comprehensive Income	2
Condensed Consolidated Statement of Changes in Stockholders' Equity	3
Condensed Consolidated Statement of Cash Flows	4
Notes to Omnetics Connector Corporation Condensed Consolidated Financial Statements	5-8

Omnetics Connector Corporation

Condensed Consolidated Balance Sheet (Unaudited)

June 30, 2026
Assets
Current assets
Cash and cash equivalents	$41,596,320
Marketable securities	23,031,676
Trade accounts receivable	16,476,765
Inventories, net	44,398,216
Prepaid assets	414,518
Total current assets	125,917,495

Property and equipment, net	7,499,179
Deferred income taxes	566,818
Goodwill	1,039,000
Operating lease right-of-use asset	5,250,254
Other assets	88,096
Total Assets	$140,360,842

Liabilities and Stockholders' Equity
Current liabilities
Trade accounts payable	$1,427,947
Accrued expenses	9,312,183
Operating lease liability	309,073
Total current liabilities	11,049,203
Long-term portion of operating lease liability	6,101,442
Total liabilities	17,150,645
Stockholders' equity
Common stock, $.01 par value; 1,000,000 shares authorized; 618,831 shares issued and outstanding at June 30, 2026	6,188
Additional paid-in capital	60,433
Retained earnings	119,456,820
Accumulated other comprehensive income	32,293
Total stockholders' equity attributable to Omnetics Connector Corporation	119,555,734
Noncontrolling interest – Omnetics, LLC	3,654,463
Total stockholders' equity	123,210,197
Total Liabilities and Stockholders' Equity	$140,360,842

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

Omnetics Connector Corporation

Condensed Consolidated Statement of Operations and Comprehensive Income (Unaudited)

Six Months Ended June 30, 2026
Net sales	$66,547,727
Cost of products sold	35,557,056
Gross profit	30,990,671
Selling, general and administrative expenses	9,863,263
Operating income	21,127,408
Other income	1,451,814
Income before provision for income taxes	22,579,222
Provision for income taxes	4,363,698
Net income	18,215,524
Less: net income attributable to noncontrolling interest - Omnetics, LLC	3,813,594
Net Income Attributable to Omnetics Connector Corporation	14,401,930
Other Comprehensive Loss:
Unrealized holding losses on marketable securities, net of tax	(233,169)
Less reclassification of gains on marketable securities included in net income, net of tax	(184,051)
Total other comprehensive loss	(417,220)
Comprehensive income attributable to Omnetics Connector Corporation	$13,984,710

The accompanying notes are an integral part of these condensed consolidated financial statements

Omnetics Connector Corporation

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

	Common Stock Shares	Common Stock Par Value	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity - OCC	Noncontrolling Interest – Omnetics, LLC	Total Stockholders' Equity
Balance at December 31, 2025	618,831	$6,188	$60,433	$124,919,365	$449,513	$125,435,499	$1,790,187	$127,225,686
Net income	—	—	—	14,401,930	—	14,401,930	3,813,594	18,215,524
Distributions	—	—	—	(19,864,475)	—	(19,864,475)	(1,949,318)	(21,813,793)
Other comprehensive loss	—	—	—	—	(417,220)	(417,220)	—	(417,220)
Balance at June 30, 2026	618,831	$6,188	$60,433	$119,456,820	$32,293	$119,555,734	$3,654,463	$123,210,197

The accompanying notes are an integral part of these condensed consolidated financial statements

Omnetics Connector Corporation

Condensed Consolidated Statement of Cash Flows (Unaudited)

Six Months Ended June 30, 2026
Cash Flows from Operating Activities
Net income	$18,215,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	949,920
Realized gain on sale of marketable securities	(227,466)
Non-cash operating lease expense	17,283
Unrealized gain on equity marketable securities	(64,051)
Changes in operating assets and liabilities:
Trade accounts receivable	(3,452,887)
Inventories	(4,612,000)
Prepaids and other assets	547,183
Trade accounts payable	(625,922)
Accrued expenses	1,654,210
Net cash provided by operating activities	12,401,794

Cash Flows from Investing Activities
Payments for capital expenditures	(463,303)
Proceeds from marketable securities	23,629,724
Purchase of marketable securities	(894,160)
Net cash provided by investing activities	22,272,261

Cash Flows used in Financing Activities
Distributions paid from Omnetics Connector Corporation	(19,864,475)
Distributions paid from Omnetics, LLC	(1,949,318)
Net cash used in financing activities	(21,813,793)

Net Increase in Cash and Cash Equivalents	12,860,262
Cash and Cash Equivalents – Beginning of Period	28,736,058
Cash and Cash Equivalents – End of Period	$41,596,320

The accompanying notes are an integral part of these condensed consolidated financial statements

Notes to Omnetics Connector Corporation Condensed Consolidated Financial Statements (Unaudited)

1. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of Omnetics Connector Corporation and its wholly-owned subsidiaries, (the “Company”). The Company’s financials also consolidate Omnetics, LLC, including its wholly-owned subsidiary Omnetics Global Sales, Inc., as variable interest entities as described in Note 10. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results for the interim period have been included. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and related notes at and for the year ended December 31, 2025. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates include the valuation of inventory, useful lives of property and equipment, and the allowance for credit losses. Actual results could differ from those estimates.

Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies from those described in the audited consolidated financial statements for the year ended December 31, 2025.

Research and Development

Research and development costs are expensed as incurred. Research and development costs amounted to approximately $1,129,000 for the six months ended June 30, 2026, and are included within Selling, general and administrative expenses in the Condensed Consolidated Statement of Operations and Comprehensive Income.

2. Concentrations, Risks, and Uncertainties

The Company's customers are predominantly major, well-established corporations that are located worldwide. Foreign sales were approximately 18% of net sales for the six months ended June 30, 2026. Foreign customers represented approximately 32% of trade accounts receivable at June 30, 2026.

The Company did not have any sales concentrations for the six months ended June 30, 2026. All of the Company's revenue from contracts with customers for the six months ended June 30, 2026 was recognized at a point in time when control transferred to customers, generally upon shipment in accordance with the applicable contractual terms.

The Company did not have any accounts receivable concentrations at June 30, 2026. The Company's allowance for credit losses was not material at June 30, 2026.

3. Inventories

Inventories consist of the following:

June 30, 2026
Raw materials	$20,803,367
Work in process	17,696,804
Finished goods	5,898,045
Inventories	$44,398,216

4. Marketable Securities

The amortized cost and fair value of the Company's investments in available-for-sale debt at June 30, 2026 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Debt Securities:
Fixed income government securities	$22,823,140	$118,396	$(82,016)	$22,859,520
Corporate bonds	167,345	4,811	—	172,156
Totals	$22,990,485	$123,207	$(82,016)	$23,031,676

At June 30, 2026, gross unrealized holding gains (losses) related to marketable debt securities totaled approximately $41,000, excluding the impact of taxes. The Company reviewed its available-for-sale securities in an unrealized loss position and concluded that the decline in fair value was not related to credit losses and is recoverable. The Company recorded gross realized gains (losses) on the sale of marketable securities of approximately $227,000 for the six months ended June 30, 2026. Other income in the Condensed Consolidated Statement of Operations and Comprehensive Income includes approximately $1,174,000 of dividend and interest income for the six months ended June 30, 2026.

The approximate maturities of the Company's marketable securities consist of the following:

June 30, 2026
Fixed income government securities
Within one year	$11,861,942
One to five years	10,997,578
Corporate bonds
Within one year	—
One to five years	172,156
Totals	$23,031,676

Although certain of the Company's marketable debt securities have contractual maturities beyond one year, the Company considers all of its marketable securities to be available for use in current operations and, accordingly, has classified all marketable securities as current assets in the Condensed Consolidated Balance Sheet at June 30, 2026.

5. Fair Value Measurement

The following table summarizes the Company's financial instruments that were measured at fair value on a recurring basis at June 30, 2026:

		Fair Value Measurement
	Carrying Amount	Level 1	Level 2	Level 3
Fixed income government securities	$22,859,520	$—	$22,859,520	$—
Corporate bonds	172,156	—	172,156	—
Totals	$23,031,676	$—	$23,031,676	$—

The fixed income government securities and corporate bonds are valued by using quoted prices for identical or similar assets in a non-active market which are considered Level 2 inputs.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period. There were no transfers into or out of Levels 1, 2, or 3 during the six months ended June 30, 2026.

6. Property and Equipment

Property and equipment consists of the following:

June 30, 2026
Land and building	$2,291,175
Office equipment, furniture and fixtures	1,939,656
Machinery and equipment	16,146,308
Leasehold improvements	2,044,989
Property and equipment, gross	22,422,128
Less: accumulated depreciation	(14,922,949)
Property and equipment, net	$7,499,179

Depreciation expense was $949,920 for the six months ended June 30, 2026.

7. Goodwill

The Company acquired Metric Tool & Stamping, LLC in 2023 and all of the goodwill relates to this business combination. Goodwill was $1,039,000 at June 30, 2026, and there were no changes in the carrying amount of goodwill during the six months ended June 30, 2026.

8. Accrued Expenses

Accrued expenses consist of the following:

June 30, 2026
Accrued compensation, related benefits and taxes	$5,156,748
Accrued income taxes	3,095,939
Accrued commissions	1,055,019
Other accrued expenses	4,477
Accrued expenses	$9,312,183

9. Income Taxes

The Company is taxed as a C corporation. The provision for income taxes for interim periods is determined using an estimate of the Company's annual effective tax rate, adjusted for discrete items recognized in the period. The Company's effective tax rate for the six months ended June 30, 2026 was approximately 19.33%, which differs from the federal statutory rate of 21% primarily due to state income taxes, the foreign-derived intangible income deduction, research and development credits, and the effect of income attributable to the nontaxable entity. No significant uncertain tax positions require recognition at June 30, 2026.

10. Variable Interest Entities

Omnetics Connector Corporation holds a variable interest in, and is the primary beneficiary of, Omnetics, LLC and its wholly-owned subsidiary, Omnetics Global Sales, Inc (the “Omnetics VIE”). This determination was primarily due to common ownership, the Company's shareholders and the members of Omnetics, LLC are the same, and the economic purpose of the Omnetics VIE. The Omnetics VIE was created to obtain tax benefits for the Company’s sales outside of the United States of America. All operating activities of the Omnetics VIE are consolidated into the financial statements of the Company and the equity interests of the Omnetics VIE not owned by the Company are presented as noncontrolling interest.

During the six months ended June 30, 2026, the Company recorded commission expense to the Omnetics VIE of approximately $3,814,000, which is eliminated in consolidation.

The Company does not have any explicit liquidity arrangements or obligations to provide financial support to Omnetics, LLC or Omnetics Global Sales, Inc. beyond the commission arrangement described above. Except for the assets presented in the balance sheet below, which can be used only to settle the obligations of Omnetics, LLC and its subsidiary, the consolidated assets of the Company are not restricted for this purpose.

The condensed balance sheet of the Omnetics VIE, before eliminations, was as follows:

June 30, 2026
Assets
Cash	$3,925
Receivable from Omnetics Connector Corporation	3,654,619
Total assets	3,658,544
Liabilities and Members' Equity
Members' equity	3,658,544
Total liabilities and members' equity	$3,658,544

11. Employee Benefit Plans

The Company has established the Omnetics Connector Corporation 401(k) profit sharing plan for employees who have attained certain age and service requirements. The Plan is a defined contribution profit sharing plan with a 401(k) salary deferral provision. Eligible employees may elect to defer up to 100% of compensation not to exceed IRS limitations. The Company may make discretionary profit sharing and/or safe harbor nonelective contributions. The Company made safe harbor nonelective contributions of approximately $613,000 for the six months ended June 30, 2026. The Company also made a discretionary profit sharing contribution of approximately $200,000 for the six months ended June 30, 2026.

12. Subsequent Events

On May 29, 2026, Omnetics Connector Corporation entered into an Agreement and Plan of Merger with Arxis, Inc (the “Omnetics Merger”). The Omnetics Merger closed on August 17, 2026, with Arxis acquiring 100% of the outstanding equity of Omnetics. Preliminary purchase consideration of $777,074,416 was paid to the Company's shareholders primarily in the form of shares of Arxis, Inc’s Class A common stock. The consideration transferred is subject to customary closing adjustments.

The Company has evaluated subsequent events through October 29, 2026, the date the condensed consolidated financial statements were available to be issued.